As filed with the Securities and Exchange Commission on May 23, 2000

                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S - 8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ONLINE POWER SUPPLY, INC.
--------------------------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)

             Nevada                                                84-1176494
------------------------------- ---------------------------- -------------------
(State or other jurisdiction of (Primary standard industrial (I.R.S. Employer
incorporation or organization)   classification code number) Identification No.)

  8100 S. Akron Street, Suite 308, Englewood, Colorado 80112; Tel. 303.741.5641
--------------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of small business issuer's principal executive offices)

                Kris M. Budinger, 8100 S. Akron Street, Suite 308
                     Englewood, CO 80112; Tel. 303.741.5641
--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

              Copies to:       Stephen E. Rounds, Attorney
                               The Law Office of Stephen E. Rounds
                               4635 East 18th Ave., Denver, CO 80220
                               Tel:  303.377.6997; Fax: 303.377.0231
                                   ---------
Approximate date of commencement and end of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If this Form is a post-effective amendment filed pursuant to rule 429c under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, check the following box. [X]


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                         CALCULATION OF REGISTRATION FEE

                                                             Proposed
                                                              Maximum
                                           Amount to         Offering         Proposed Maximum       Amount of
Title of Each Class of Securities        be Registered       Price Per            Aggregate        Registration
     to be Registered                   in the Offering     Security(1)           Price(1)              Fee

Common Stock                                300,000           $5.70             $1,710,000          $427.60
                                             Shares

Total Fee                                                                                           $427.60
----------

(1) FEE. As allowed by rule 457(h)(1), the fee is based on the weighted average exercise price (approx. $5.70) of the stock options outstanding at the filing date, for 30,000 shares of common stock issuable on exercise of the now outstanding options, all held by non- executive directors, and the fee rate of $250 per $1,000,000 of securities registered (underlying shares). BREAKDOWN OF SHARES REGISTERED. This registration statement covers the 300,000 shares issuable on exercise of nonqualified options issuable under the Stock Option Plan for Non-Executive Directors. 30,000 options are now outstanding, none exercised at filing date. The registrant's Form S-8 registration statement filed in 2000 covered 10,000 shares of common stock issuable on exercise of a nonqualified option issued in 2000 to Thomas Glaza, which option, and underlying shares, are now covered in replacement by the Stock Option Plan for Non-Executive Directors filed as an exhibit to this registration statement, and by this registration statement, respectively.



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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

     OnLine Power Supply, Inc. (the "registrant" or "Company") hereby incorporates by reference into this registration statement each of the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

           (1) Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2001.

           (2) Registrant's current reports on Form 8-K filed from February 2000 through May 23, 2001.

           (3) Registrant's quarterly report on Form 10-Q filed in April 2000 for the first quarter ended March 31, 2001.

           (4) Registrant's registration statement on Form 8-A filed with the SEC on February 24, 2000 (000-29669), and including any amendments or reports filed for the purposes of updating the description of the registrant's common stock.

           (5) All reports and definitive proxy or information statements which are filed under section 13(a) or 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement on Form S-8, and before the filing of a post-effective amendment which indicate that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Form S-8 registration statement and to be a part hereof from the filing date of such documents. Any such incorporated filing shall be deemed to modify or supersede for purposes of this registration statement, similar information in this registration statement. Any such statement which is so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         ITEM 4.   DESCRIPTION OF SECURITIES.

                        Not applicable.


         ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

                        Not applicable.



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



         ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Articles of Incorporation (the "Articles") provide that a director shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (I) for any breach of the duty of loyalty; (II) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of laws; (III) for liability under the Nevada Corporation Act (the "Nevada Act") (for actions relating to certain unlawful dividends, stock repurchases or redemptions); or
(IV) for any transaction from which the director derived an improper personal benefit. The Articles provide that the registrant shall indemnify each director and its officers, employees and agents to the fullest extent provided by the Nevada Act.

         ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

                        Not applicable.

         ITEM 8.   EXHIBITS

         Exhibit No.    Description                                                 Page No.
         -----------    -----------                                                 --------

         4.0            Instruments  defining  the  rights  of  stockholders.
                        Reference   is  made   to   registrant's   Form   8-A
                        registration   statement  which  is  incorporated  by
                        reference (see Item 3 above).

         5.1            Opinion of The Law Office of Stephen E. Rounds.                7

         23.1           Consent of Ehrhardt Keefe Steiner &
                        Hottman P.C., independent accountants.                         8

         23.2           Consent of The Law Office of Stephen E. Rounds.                9

         99.1           OnLine Power Supply, Inc. Stock Option Plan for
                        Non-Executive Directors, including as its exhibit A,
                        the Form of Stock Option Agreement.                           10

         ITEM 9.   UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");


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



                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Stock Option Plan for Non- Executive Directors and/or the expiration of any nonqualified stock options where the underlying common stock is registered hereby.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby further undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on this Form S-8 and authorizes this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on May 22, 2001.

                                            OnLine Power Supply, Inc.


                                                /s/    Kris M. Budinger
                                            ------------------------------------
                                            Kris M. Budinger,
                                            Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates stated.


Signature                                Capacity                     Date


  /s/   Kris M. Budinger                 Chief Executive Officer,     05/22/01
----------------------------------
Kris M. Budinger                         Director

  /s/   Richard L. Millspaugh            Chief Financial Officer      05/22/01
----------------------------------
Richard L. Millspaugh                    Secretary

  /s/   Thomas Glaza                     Director                     05/22/01
----------------------------------
Thomas Glaza

 /s/    Ronald W. Mathewson              Director                     05/22/01
----------------------------------
Ronald W. Mathewson

 /s/    Gary R. Fairhead                 Director                     05/22/01
----------------------------------
Gary R. Fairhead



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